Exhibit 3.02

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
20090682302-92
Filing Date and Time
Certificate of Change Pursuant to NRS 78.209	Ross Miller	09/15/2009 3:25 PM
	Secretary of State	Entity Number
	State of Nevada	E0482392006-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations
1. Name of corporation:
Park and Sell Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock at $0.00001 par value and 100,000,000 shares of preferred stock at $0.00001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

3,100,000,000 shares common stock at $0.00001 per share and 100,000,000 shares of preferred stock at $0.00001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

31 new shares of common stock will be issued for every one old share of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued.

7. Effective date of filing: (optional)	September 15, 2009
(must not be later than 90 days after the certificate is filed)
8. Signature: (required)

X	President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split
This form must be accompanied by appropriate fees.	Revised: 3-6-09